Exhibit 2.10
                            REGIONAL OFFICE AGREEMENT


         This Agreement is made and entered into this 19th day of November, 1996 by and between Continental Medical Systems, Inc., a Delaware corporation ("CMS") and Regency Rehab Hospitals, Inc., a California corporation ("Regency").

                                    RECITALS

         A. CMS and Regency and their affiliates are parties to a series of Purchase and Sale Agreement pursuant to which CMS and its affiliates have agreed to sell and Regency and its affiliates have agreed to purchase certain rehabilitation hospitals, congregate living facilities and outpatient rehabilitation clinics or the interests therein owned by CMS and its affiliates (the "Purchase Transaction").

         B. In connection with the Purchase Transaction, Regency has agreed to hire certain employees located at CMS's California regional office and to assume CMS obligations under the lease with respect to its regional office.

         C. CMS and Regency are interested in documenting the terms and conditions with respect to the foregoing.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                    ARTICLE I
                            ASSIGNMENT AND ASSUMPTION

         1.01. Assignment and Assumption of Lease. On the Closing Date (as defined below), CMS shall sell, assign, transfer and convey to Regency and Regency shall acquire, accept and assume from CMS, all of CMS's right, title and interest in and to the following (the "Regional Office Assets"):

         (a) That Lease Agreement dated March 24, 1993 between Willow Creek Plaza Associates Limited Partnership, as lessor, and CMS, as lessee (the "Regional Office Lease"), including, but not limited to, CMS' leasehold right, title and interest in and to:

                  (i) The real property leased by CMS under the terms of the Regional Office Lease and situated in the State of California and more particularly described or shown in Exhibit 1.01 (a)(i) (the "Regional Office Real Property") and the improvements thereon that comprise that 3,637 square foot office (the "Regional Office").

                  (ii) All equipment, furniture and fixtures located on or used in connection with the operation of the Regional Office Real Property whether owned by CMS (the "Owned Regional Office Personal Property") or leased by CMS either under the Regional Office Lease or under those contracts and commitments described in Exhibit 1.02(b) (the "Leased Regional Office Personal Property"), which Leased Regional Office
         Personal Property and Owned Regional Office Personal Property is more fully described in Exhibit 1.02(a)(ii).

                  (iii) All rights of first refusal, extension rights, and purchase options set forth in the Regional Office Lease.

         1.02.  Regency does not assume any  liabilities  of CMS with respect to
the  Regional   Office   Assets,   other  than  the   following   (the  "Assumed
Liabilities"):

         (a) The liability to make the lease and other payments and to perform any other obligations under the Regional Office Lease which relate to the periods on and after the Closing Date;

         (b) The liability to make the equipment lease and other contract payments under the contracts and commitments listed on Exhibit 1.02(b) (the "Assumed Contracts") which relate to the periods on and after the Closing Date; and

         (c) The liability to pay when due the Accrued Benefits (as defined below).

                                   ARTICLE II
                                     CLOSING

         2.01. The assignment and assumption of the Regional Office Assets shall be effective as of 12:01 a.m. on January 1, 1997 unless extended by mutual agreement of the parties (the "Outside Closing Date").

         2.02. At Closing, CMS shall deliver title to the Regional Office Assets free and clear of all liens and encumbrances.

         2.03. Title to the Regional Office Assets shall be conveyed to Regency at Closing by CMS's delivery of the following documents:

         (a) CMS shall deliver an Assignment Agreement in form and substance substantially the same as that attached hereto as Exhibit 2.03(a) pursuant to which CMS shall convey to Regency CMS's right, title and interest in and to the Regional Office Lease (the "Assignment Agreement").

         (b) A Bill of Sale in form and substance substantially the same as that attached hereto as Exhibit 2.03(b) pursuant to which CMS shall convey to Regency CMS' right, title and interest in and to the Owned Regional Office Personal Property.

         (c) Such other documents or instruments as may be necessary to convey title to the Regional Office Assets to Regency in accordance with the terms hereof.

                                   ARTICLE III
                              COSTS AND PRORATIONS

         The costs of the transaction and the expenses related to the ownership of the Regional Office Assets shall be allocated between CMS and Regency as follows:

         3.01. CMS and Regency shall share on a 50-50 basis any State and County transfer or excise taxes due on the transfer of the Regional Office Assets to Regency.

         3.02. Regency shall pay any sales tax due on the transfer of the Regional Office Assets to Regency.

         3.03. CMS shall pay the cost of obtaining and recording any releases necessary to deliver title to the Regional Office Assets in accordance with the terms of this Agreement.

         3.04. CMS shall pay any reasonable attorneys fees, processing fees and other fees and expenses contemplated by the terms of the Regional Office Lease and the Assumed Contracts.

         3.05. CMS shall pay any reasonable attorneys fees, processing fees and other fees and expenses contemplated by the terms of that Amended and Restated Credit Agreement dated September 26, 1995 between CMS and NationsBank of Texas, N.A. (the "CMS's Credit Agreement") and Regency shall pay any reasonable attorneys' fees, processing fees and other fees and expenses contemplated by the terms of the Credit Agreement dated December 29, 1995 between Regency Health Services, Inc. and NationsBank of Texas, N.A.

                                   ARTICLE IV
                                   POSSESSION

         On the Closing Date, Regency shall be entitled to possession of the Regional Office Assets.

                                    ARTICLE V
                      CMS'S REPRESENTATIONS AND WARRANTIES

         CMS hereby warrants and represents to Regency that:

         5.02. Validity and Conflicts. This Agreement is valid, binding and enforceable against CMS in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to CMS obtaining consent of the landlord under the Regional Office Lease, if applicable, the execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof will not result in a breach of the terms and conditions of nor constitute a default under or violation of CMS's Articles of Incorporation or Bylaws or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which CMS is now a party or by which any of the Regional Office Assets may be bound or affected or any agreement, option, understanding or commitment or any privilege granted by CMS to any other party to purchase or otherwise acquire the Regional Office Assets or result in the acceleration of or an increase in the interest rate payable under any indebtedness to which is a party other than indebtedness of CMS which does not relate to the Regional Office Assets or indebtedness which is to be discharged by CMS as of the Closing Date.

         5.02. Authority. Subject to CMS obtaining the consent of the landlord under the Office Lease and the consent of any third parties to the Assumed Contracts, if applicable. CMS has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein.

         5.03 The Regional Office Lease. A true and correct copy of the Regional Office Lease has been provided by CMS to Regency. The Regional Office Lease remains in full force and effect and has not been amended or modified. CMS has not received from the landlord under the Regional Office Lease any written notice that it is in default of its obligations under the Regional Office Lease or that any guarantor thereof is in default of its obligations under any Guaranty delivered in conjunction therewith nor does CMS have knowledge of any events which, with the passage of time or the giving of notice, would constitute a material default thereunder. Except as set forth in the Regional Office Lease with respect to any common areas, CMS enjoys exclusive, peaceful and undisturbed possession under the Regional Office Lease. There are no security deposits posted with respect to the Regional Office Lease.

         5.04. Necessary Action. CMS has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for CMS (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by CMS in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transaction contemplated herein, which action shall include, but not be limited to, obtaining the consent of the landlord under the Regional Office Lease, if required by the terms thereof. No other action by or on behalf of CMS is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by CMS in connection herewith or consummation of the transactions contemplated herein. CMS represents and warrants that as of the date of execution of this Agreement, it has secured the consent of its Board of Directors and of the Board of Directors of Horizon to the execution of this Agreement and of any documents and agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement. Nothing herein shall be construed as a guarantee by CMS that it will be able to secure the consent of the landlord under the Regional Office Lease and of any third parties under the Assumed Contracts, if applicable, but rather this paragraph shall be limited to CMS's representation and warranty that it will use its best efforts to secure the same subject to the limitations on the costs which CMS must incur in obtaining such consents being limited in the manner set forth in Paragraph 3.04.

         5.05. EVA Bonus. The EVA bonuses to be paid pursuant to Section 12.01 shall be calculated by CMS in a manner consistent with past practices and in accordance with the terms of the EVA Bonus Plan (the "EVA Calculation"). The EVA Calculation when prepared shall be true, correct and complete in all material respects and all bonus payments reflected in said EVA Calculation will be paid in accordance with Section 12.01.

         5.06. Disclosure. No representation or warranty by or on behalf of CMS contained in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                     REGENCY REPRESENTATIONS AND WARRANTIES

         Regency hereby warrants and represents to CMS that:

         6.01. Validity and Conflicts. This Agreement is valid, binding and enforceable against Regency in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated herein have been approved by the Board of Directors of Regency and do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of the Articles of Incorporation or Bylaws of Regency, or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Regency is now a party or by which any of its assets may be bound or affected.

         6.02. Authority. Regency has full corporate power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein. Regency further has full power and authority (i) to own the Interests and (ii) to conduct its business from and after the Closing Date as the same is now being conducted.

         6.03. Necessary Action. Regency has such Third Party Consents and Regulatory Approvals and has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Regency (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Regency in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transactions contemplated herein. No other action by or on behalf of Regency is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Regency in connection herewith or consummation of the transactions contemplated herein. Regency represents and warrants that as of the date of execution of this Agreement, it has secured the consent of its Board of Directors and of the Board of Directors of Regency to the execution of this Agreement and of any documents and agreements necessary to carry out the terms hereof and for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VII
                                  CMS COVENANTS

         7.01. Pre-Closing Date. CMS covenants that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Regency, which consent shall not be unreasonably withheld, conditioned or delayed, CMS:

         (a) Will operate the Regional Office only in the ordinary course and with due regard to the proper maintenance and repair of any real property or personal property associated therewith, ordinary wear and tear excepted;

         (b) Will not, except in the ordinary course of business, increase the compensation or bonuses payable or to become payable to any of the employees located at or connected with the operation of the Regional Office, or grant any severance benefits to any such employees other than to the extent such bonuses or severance payments impose no obligation on Regency after the Closing Date;

         (c) Will, during normal business hours, provide Regency and its agents and employees with access on twenty-four (24) hours notice to the books and records of CMS with respect to the Regional Office provided they do not interfere with the operation thereof;

         (d) Will proceed with all due diligence to secure the consent of the landlord under the Regional Office Lease and by any third parties under the terms of the Assumed Contracts, if required by the terms thereof;

         (e) Will not amend or modify the Regional Office Lease or the Assumed Contracts;

         (f) Will comply with its obligations under the Regional Office Lease or the Assumed Contracts.

         7.02. Closing Date. On the Closing Date, CMS will deliver the following to Regency or to a designated escrow agent in accordance with any written escrow instructions executed by CMS and Regency:

         (a)      The Benefits Schedule (as defined in Paragraph 14.01).

         (b) A duly executed original of the Assignment and Assumption Agreement with respect to the
Regional Office Lease.

         (c)      The duly executed Bill of Sale.

         In addition, on the Closing Date, the CMS shall pay the closing costs for which it is responsible under Article IV.

         7.03. Post-Closing. CMS covenants and agrees that after the Closing Date it will:

         (a) Take such actions and properly execute and deliver to Regency such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Regency and CMS, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of the Regional Office Assets.

         (b) Fulfill any obligations which it may have under this Agreement which survive Closing in accordance with the terms hereof or which, by agreement of the parties, have not been fully performed as of the Closing Date and the performance of which, by written agreement of the parties, has been extended until after the Closing Date.

                                  ARTICLE VIII
                                REGENCY COVENANTS

         8.01. Pre-Closing Date. Regency covenants that between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of CMS, which consent shall not be unreasonably withheld, conditioned or delayed:

         (a) Unless specifically prohibited by law, Regency will use its best efforts to cause all of the conditions to Closing set forth in Paragraphs 10.01 and 10.02 which are within its control to be satisfied prior to the Outside Closing Date and Regency will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

         8.02. Closing Date. On the Closing Date, Regency will deliver to the Escrow Agent (unless CMS and
Regency agree in writing in the Escrow Instructions to handle the same outside of escrow) the executed Office
Lease Assignment Agreement.

         8.03.    Post-Closing.  After the Closing Date, Regency will:
         (a) Take such actions and properly execute and deliver such further instruments as CMS may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

         (b) Fulfill any obligations which it may have under this Agreement which survive Closing in accordance with the terms thereof or which, by agreement of the parties, have not been fully performed as of the Closing Date and the performance of which, by written agreement of the parties, has been extended until after the Closing Date.

                                   ARTICLE IX
                                MUTUAL COVENANTS

         9.01. General Covenants. Following the execution of this Agreement, CMS and Regency agree:

         (a) If any event should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

         (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement;

         (c) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

         (d) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein; and

         (e) To promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

                                    ARTICLE X
                                   CONDITIONS

         10.01. Regency Conditions. All obligations of Regency under this Agreement are subject to the fulfillment, prior to or as of the Outside Closing Date (as defined below), of each of the following conditions any one or more of which may be waived in writing by Regency:

         (a) The representations and warranties of CMS contained in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

         (b) CMS shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

         (c) Regency and CMS shall have received the consent of the landlord under the Regional Office
Lease, if applicable.

         (d) The closing of the transactions which are the subject of the agreements described in Exhibit 10.01(d) (the "Other Agreements") shall have occurred.

         10.02. CMS Conditions. All obligations of CMS under this Agreement are subject to the fulfillment, prior to or as of the Outside Closing Date, of each of the following conditions any one or more of which may be waived by CMS in writing:

         (a) The representations and warranties of Regency contained in this Agreement shall be true and correct at and as of the Closing Date as though such representations and warranties were then again made, other than any representations or warranties which specifically relate to an earlier period, which shall have been true as of the date thereof.

         (b) Regency shall have performed all of its obligations under this Agreement that are to be performed by it prior to or as of the Closing Date.

         (c) Regency and CMS shall have received the consent of the landlord under the Regional Office Lease, if required by the terms thereof.

         (d) The closing of the transaction which are the subject of the Other Agreements shall have occurred.

                                   ARTICLE XI
                                   TERMINATION

         This Agreement may only be terminated in the event of a termination of the Other Agreements.

                                   ARTICLE XII
                                EMPLOYEE BENEFITS

         12.01. On the Closing Date, CMS shall deliver to Regency a schedule (the "Employee Schedule") which reflects among other things the following with respect to the following employees located at the regional office, Bill Pegler, Donald Kreitz, Donna Wolf, Kevin Hogge, Michael Ellis, Julie Wright, Sharlene Kopol and Judy Williams (the "Regional Offices"): (i) their positions and rates of pay, (iii) a reasonable estimate as of the Closing Date of all earned and accrued vacation, holiday and sick pay and earned or accrued "EVA" bonuses due to and/or coming due to the Regional Office Employees (the "Estimated Accrued Benefits"). Regency shall agree from and after the Closing Date, pay the Actual Accrued Benefits to the Regional Office as and when due in accordance with Regency's personnel policies from and after the Closing Date, it being agreed for the benefit of CMS that such policies shall not be modified by Regency after Closing with the intent or result being a reduction of benefits accrued in favor of any of the Regional Office Employee as of the Closing Date. Within a reasonable period of time following the Closing Date, which shall in no event be more than thirty (30) days, CMS shall provide Regency with a schedule of the Accrued Benefits which were earned or accrued as of the Closing Date (the "Actual Accrued Benefits"). Regency acknowledges and agrees that in the event the "accrued" EVA bonus due to an employee is more than the EVA bonus shown to be due to such employee under the terms of the EVA Calculation, CMS shall pay the EVA bonus amount reflected on the EVA Calculation.

         12.02. Regency shall retain all of the Regional Office Employees on terms which require said Regional Office Employees to perform comparable services, in a comparable position and at substantially the same base salary as such Regional Office Employees enjoyed with CMS prior to Closing. CMS or any of its affiliates shall have the right to employ or offer to employ any Regional Office Employee who declines to continue employment with Regency. The Regional Office Employees who elect to accept continued employment with Regency shall hereinafter be referred to as the "Hired Employees") and as to each of the Hired Employees, Regency shall recognize each such Hired Employees original hire date and shall continue to employ each such Hired Employee for a period of no less than ninety (90) days following the Closing Date unless the employment of such Hired Employee is terminated in accordance with Regency's personnel policies or as a result of such Hired Employee's resignation.

         12.03.  Regency and CMS  acknowledge  and agree that the  provisions of
Section 12.02 are designed solely to ensure that CMS is not required to give notice to the Regional Office Employees of the "closure" thereof under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or under any comparable California state law. Accordingly, Regency agrees to indemnify, defend and hold harmless CMS from any liability which it may incur under the WARN Act or under comparable California State law in the event of a violation by Regency of its obligations thereunder, including a violation which results from allegations that Regency constructively terminated the Regional Office Employees as a result of the terms and conditions of employment offered by Regency.
Nothing in Section 12.02 shall, however, create any rights in favor of any person not a party hereto, including the Regional Office Employees, or constitute an employment agreement or condition of employment for any employee of CMS or any affiliate of CMS who is a Retained Employee or a Hired Employee.

         12.04. CMS shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 498B of the Internal Revenue Code ("COBRA") to all of the Regional Office Employees to whom it is required to offer the same under applicable law. CMS acknowledges and agrees that Regency is not assuming any of CMS's obligations to its employees under COBRA or otherwise, except as specifically provided in this Article XIV. As of the Closing Date, all active Regional Office Employees: (i) who participate as of the Closing Date in group health insurance coverage sponsored by CMS and (ii) who remain employees of Regency after the Closing Date, shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by Regency for the general benefit of its employees and their dependents and all such employees shall be covered without a waiting period and without regard to any pre-existing condition unless (A) they are under a waiting period with CMS at the time of Closing, in which case they shall be required to complete their waiting period while under Regency's group health plan or (B) they were subject to a pre-existing condition exclusion while under CMS's group health plan, in which case they shall be subject to the same exclusion while in Regency's group health plan, which exclusion shall, if applicable, be subject to the same time limitation while in Regency's employ as was applicable thereto while said employees were in CMS's employ, with the time limit calculated from the date the same commenced while in CMS's employ. CMS and Regency acknowledge and agree that it is the intent of this provision that CMS shall not be required to provide continued health coverage under ERISA or
Section 4980 of the Internal Revenue Code to any of such employees of the Corporation who are retained after Closing or to any qualified beneficiary (as defined for purposes of Section 4980B of the Internal Revenue Code) with respect to any such employees.

         12.05. CMS agrees that the continued employment of the Hired Employees will be important to the viability of Regency's operations. Accordingly, CMS agrees that for a period of one year after the Closing Date it will not directly or indirectly solicit the employment of any of such Hired Employees nor shall it take any action to directly or indirectly interfere with their employment relationship with Regency or to induce them in any manner to terminate their employment relationship with Regency. CMS acknowledges and agrees that Regency would not be fully compensated by damages in the event of a breach or threatened breach by CMS of this provision and accordingly agrees that Regency shall be entitled, without the need to post a bond, to seek an injunction to restrain such violation or threatened violation of this Paragraph 12.05.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.01. CMS shall indemnify and hold Regency harmless from and against an amount equal to any and all damages, liabilities, losses, costs or expenses (the "Losses") which Regency may incur as a result of the following):

         (a) Except as otherwise provided in this Agreement, any obligations under the Regional Office Lease or related to the Regional Office Assets with respect to the period prior to the Closing Date;

         (b) Any misrepresentation or breach of warranty of CMS set forth in this Agreement or nonfulfillment of any agreement on the part of CMS under this Agreement;

         (f) Any and all actions, suits, proceedings, demands, assessments, judgements, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

         13.02. Regency shall indemnify and hold CMS harmless from and against any and all damages, liabilities, losses, costs or expenses which it may incur as a result of:

         (a) Except as otherwise provided in this Agreement, any and all obligations relating to the Regional Office Lease and the Regional Office Assets from and after the Closing Date;

         (b) Any misrepresentation or breach of warranty by Regency set forth in this Agreement or nonfulfillment of any agreement on the part of Regency under this Agreement; and

         (c) Any and all actions, suits, proceedings, demands, assessments, judgements, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.01. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight delivery, hand delivery or facsimile transmission to the following address:

         To CMS:           c/o Horizon/CMS Healthcare Corporation
                                    6001 Indian School Road, N.E.
                                    Albuquerque, NM 87110
                                    Attn: Neal Elliott
                                    Telephone No.:   505-878-6350
                                    Facsimile No.:   505-881-6100

         With copy to:              Scot Sauder, Esq.
                     c/o Horizon/CMS Healthcare Corporation
                          6001 Indian School Road, N.E.
                              Albuquerque, NM 87110
                           Telephone No.: 505-878-6356
                           Facsimile No.: 505-881-6100

         To Regency:                Regency Rehab Hospitals, Inc.
                                    2742 Dow Avenue
                                    Tustin, CA 92680
                                    Attn: Bruce Broussard
                                    Telephone No.:   714-544-4443
                                    Facsimile No.:   714-544-2441

         with copy to:              Regency Rehab Hospitals, Inc.
                                    2742 Dow Avenue
                                    Tustin, CA 92680
                                    Attn: David Grant
                                    Telephone No.:   714-544-4443
                                    Facsimile No.:   714-544-2441

         and with copy to: Randi S. Nathanson, Esq.
                                    1411 Fourth Avenue
                                    Suite 905
                                    Seattle, WA  98101
                                    Telephone No.:   206-623-6239
                                    Facsimile No.:   206-623-1738

         Notices shall be deemed given three (3) business days after deposit in the mail as provided herein or upon actual receipt if sent by overnight delivery, facsimile transmission or hand delivery.

         14.02 Sole Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the Disclosure Letter of each of CMS and Regency and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

         14.03. Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         14.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14.05. Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         14.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         14.07 Knowledge Defined. To the extent that any of the representations and warranties contained in this Agreement are limited by the phrases "to the knowledge of" or "Regency has no knowledge of" or "CMS has no knowledge of" or words or phrases of similar import, the same shall mean to the actual knowledge of any of the corporate officers or directors of the party or its subsidiaries making said representation or warranty after due and diligent inquiry with respect thereto. To the extent that any of the representations and warranties contained in this Agreement refer to verbal notice to a party such notice shall be deemed to have been received if delivered to any officer of such party or to an officer of one of its subsidiaries.

         14.08. Expenses. Each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         14.09. Third Party Beneficiary. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

         14.10. Attorneys' Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party in any action resulting therefrom shall be entitled to collect from the other its reasonable costs and attorneys' fees, including its costs and fees on appeal.

         14.11. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The period covered by the phrase "from and after the Closing Date" shall include the Closing Date.

         14.12. Survival. The representations, warranties, covenants or conditions set forth herein shall survive the Closing for a period of two years after the Closing; provided, however, that in the event that, at anytime during that two year period, any claim is made for a breach thereof, the same shall survive until a final non-appealable resolution thereof. Nothing in this Paragraph 14.12 shall be construed to limit the indemnity obligations of CMS and Regency under Paragraphs 13.01 and 13.02 which shall survive for as long as the matters to which they relate survive by the terms of this Agreement or, if no such limitation is provided for herein, which shall survive until the expiration of the applicable statute of limitations with respect to the matters to which they relate.

         14.13. Effectiveness of Agreement. This Agreement shall be of no effect unless and until each of the Other Agreements has been executed and delivered by the parties hereto or thereto.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth therein.

                                            CONTINENTAL MEDICAL SYSTEMS, INC.

                                          By:       ___________________________
                                          Its:     ____________________________


                          REGENCY REHAB HOSPITALS, INC.


                                          By:      ____________________________
                                          Its:     ____________________________

                                HORIZON GUARANTY

         Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon") as a material inducement to Regency Rehab Hospitals, Inc. ("Regency") to enter into the Regional Office Agreement between Continental Medical Systems, Inc. and Regency dated November 19, 1996 (the "Agreement"), hereby unconditionally, irrevocably and jointly and severally with Seller, guarantees and promises to and for the benefit of Regency that (i) the representations and warranties of Seller are true and correct as of the date of execution of the Agreement and shall be true and correct as of the Closing Date (as modified by any supplements to the Seller Disclosure Letter to reflect events after the date hereof) and
(ii) Seller shall perform all of its obligations, covenants and agreements, including, but not limited to, its indemnity obligations under Paragraph 13, to be performed on its part under the Agreement. If Seller defaults under the Agreement, Regency may proceed immediately against Horizon or Seller or both to enforce any rights it has under the Agreement or this Guaranty. Notwithstanding the foregoing, the representations and warranties of Seller will not survive beyond the periods applicable thereto set forth in Paragraph 14.12 thereof and this Guaranty shall not be construed to give Regency a claim or cause of action against Horizon after the expiration of the applicable survival period for a breach by Seller of any representation or warranty.

         The liability of Horizon hereunder shall not be affected by:

                  (a) The renewal, extension, modification or termination of the Agreement by lapse of time or otherwise (all of which are hereby authorized by Horizon) or a release or limitation of the liability of Seller or its estate in any bankruptcy or insolvency proceeding;

                  (b) Any extension in the time for making any payment due under the Agreement or acceptance of partial payment from Seller;

                  (c) The acceptance or release by Regency of any additional security for the performance of Seller's obligations under the Agreement ;

                  (d) The failure during any period of time whatsoever of Regency to attempt to collect any amount due under the Agreement or to exercise any remedy available thereunder or any other security instrument given as security for performance of the same, in the event of a default in the performance by Seller in its obligations thereunder;

                  (e) Any assignment or successive assignments of Regency's interest under the Agreement
         (whether absolute or as collateral);

                  (f) The assertion by Regency against Seller of any rights or remedies reserved or granted to Regency under the Agreement , including the commencement by Regency of any proceedings against Seller upon the occurrence of a default thereunder; or
                  (g) Any dealings, transactions or other matter occurring between Regency and Seller;

         whether or not Horizon shall have knowledge or have been notified of or agreed to any of the foregoing.

                  Horizon hereby expressly waives:

                  (a)      Notice of acceptance of this Guaranty;

                  (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in the first paragraph hereof; provided, however, that nothing herein shall be construed as a waiver by Horizon on its own behalf or on behalf of Seller with respect to any notice required to be provided by Regency under the terms of the Agreement ;

                  (c) Any and all claims or defenses based upon lack of diligence in:

                  (i) collection of any amount, the payment of which is guaranteed hereby;

                  (ii) protection of any collateral or other security for the obligations which are the subject of this Guaranty;

                  (iii) realization upon any other security given for the obligations which are the subject of this Guaranty; or

                  (iv) the discharge, liquidation or reorganization of Seller in bankruptcy or the rejection of the Agreement by Seller or by a trustee in bankruptcy;

                  (d)      Any and all defenses of suretyship; and

                  (e) Any defense based on the lack of consideration for this Guaranty.

         Nothing herein shall be construed, however, as a waiver by Horizon of any of the defenses available to the Seller under the Purchase Agreement to the extent Horizon is lawfully entitled to raise the same as a defense to its obligations hereunder.

         No delay or omission on the part of Regency in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Regency hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Regency by operation of law or under the Agreement , and Regency may exercise its remedies hereunder without the necessity of any notice to Seller or Horizon of nonpayment, nonobservance, nonperformance or other default by Seller under the Agreement other than such notice as may be specifically required by the terms of the Agreement prior to the exercising of such right or remedy.

         Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Regency, Regency shall be entitled to collect from Horizon, Regency's costs of collection, including, without limitation, reasonable attorneys' fees.

         Horizon shall not be subrogated to any of the rights of Regency by reason of any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its obligations hereunder and Horizon shall look solely to Seller for recoupment of any costs or expenses incurred by Horizon in performing its obligations hereunder.

         For so long as any of the obligations which are the subject of this Guaranty remain outstanding Horizon shall, upon request, provide Regency with its quarterly and annual financial statements as soon as the same are available and with any other financial statements as may be reasonably requested by Regency.

         This Guaranty shall not be assignable by Horizon but shall be binding upon the successors of Horizon. This Guaranty shall be assignable by Regency in connection with a permitted assignment of the Agreement and shall inure to the benefit of its successors and assigns.

         If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

                                            Seller's Parent:

                                            HORIZON/CMS HEALTHCARE CORPORATION,
                             a Delaware corporation

                                        By:      ______________________________
                                                     Neal M. Elliott
                                    President

                                REGENCY GUARANTY

         Regency Health Services, Inc., a Delaware corporation ("Regency") as a material inducement to Continental Medical Systems, Inc. ("Continental") to enter into the Regional Office Agreement between Continental and Regency Rehab Hospitals, Inc. ("Regency") dated November 19, 1996 (the "Agreement"), hereby unconditionally, irrevocably and jointly and severally with Regency, guarantees and promises to and for the benefit of Continental that (i) the representations and warranties of Regency are true and correct as of the date of execution of the Agreement and shall be true and correct as of the Closing Date (as modified by any supplements to the Regency Disclosure Letter to reflect events after the date hereof) and (ii) Regency shall perform all of its obligations, covenants and agreements, including, but not limited to, its indemnity obligations under Paragraph 15, to be performed on its part under the Agreement. If Regency defaults under the Agreement, Continental may proceed immediately against Regency or Regency or both to enforce any rights it has under the Agreement or this Guaranty. Notwithstanding the foregoing, the representations and warranties of Regency will not survive beyond the periods applicable thereto set forth in Paragraph 16.13 hereof and this Guaranty shall not be construed to give Continental a claim or cause of action against Regency after the expiration of the applicable survival period for a breach by Regency of any representation or warranty.

         The liability of Regency hereunder shall not be affected by:

                  (a) The renewal, extension, modification or termination of the Agreement by lapse of time or otherwise (all of which are hereby authorized by Regency) or a release or limitation of the liability of Regency or its estate in any bankruptcy or insolvency proceeding;

                  (b) Any extension in the time for making any payment due under the Agreement or acceptance of partial payment from Regency;

                  (c) The acceptance or release by Continental of any additional security for the performance of Regency's obligations under the Agreement;

                  (d) The failure during any period of time whatsoever of Continental to attempt to collect any amount due under the Agreement or to exercise any remedy available thereunder or any other security instrument given as security for performance of the same, in the event of a default in the performance by Regency in its obligations thereunder;

                  (e) Any assignment or successive assignments of Continental's interest under the
         Agreement (whether absolute or as collateral);

                  (f) The assertion by Continental against Regency of any rights or remedies reserved or granted to Continental under the Agreement, including the commencement by Continental of any proceedings against Regency upon the occurrence of a default thereunder; or

                  (g) Any dealings, transactions or other matter occurring between Continental and Regency;

         whether or not Regency shall have knowledge or have been notified of or agreed to any of the foregoing.

                  Regency hereby expressly waives:

                  (a)      Notice of acceptance of this Guaranty;

                  (b) Presentment, demand, notice of dishonor, protest and notice of protest, and all other notices whatsoever, including, without limitation, notice of any event or matter described in the first paragraph hereof; provided, however, that nothing herein shall be construed as a waiver by Regency on its own behalf or on behalf of Regency with respect to any notice required to be provided by Continental under the terms of the Agreement;

                  (c) Any and all claims or defenses based upon lack of diligence in:

                  (i) collection of any amount, the payment of which is guaranteed hereby;

                  (ii) protection of any collateral or other security for the obligations which are the subject of this Guaranty;

                  (iii) realization upon any other security given for the obligations which are the subject of this Guaranty; or

                  (iv) the discharge, liquidation or reorganization of Regency in bankruptcy or the rejection of the Agreement by Regency or by a trustee in bankruptcy;

                  (d)      Any and all defenses of suretyship; and

                  (e) Any defense based on the lack of consideration for this Guaranty.

         Nothing herein shall be construed, however, as a waiver by Regency of any of the defenses available to the Regency under the Agreement to the extent Regency is lawfully entitled to raise the same as a defense to its obligations hereunder.

         No delay or omission on the part of Continental in the exercise of any right or remedy hereunder shall operate as a waiver thereof. All remedies of Continental hereunder shall be in addition to, and exercisable consecutively or concurrently in any combination with, any and all remedies available to Continental by operation of law or under the Agreement, and Continental may exercise its remedies hereunder without the necessity of any notice to Regency or Regency of nonpayment, nonobservance, nonperformance or other default by Regency under the Agreement other than such notice as may be specifically required by the terms of the Agreement prior to the exercising of such right or remedy.

         Notwithstanding any provision of this Guaranty to the contrary, in the event of the enforcement of this Guaranty by Continental, Continental shall be entitled to collect from Regency, Continental's costs of collection, including, without limitation, reasonable attorneys' fees.

         Regency shall not be subrogated to any of the rights of Continental by reason of any of the provisions of this Guaranty or by reason of the performance by Regency of any of its obligations hereunder and Regency shall look solely to Regency for recoupment of any costs or expenses incurred by Regency in performing its obligations hereunder.

         For so long as any of the obligations which are the subject of this Guaranty remain outstanding Regency shall, upon request, provide Continental with its quarterly and annual financial statements as soon as the same are available and with any other financial statements as may be reasonably requested by Continental.

         This Guaranty shall not be assignable by Regency or by Continental but shall be binding upon the successors of Regency and Continental.

         If any term, restriction or covenant of this Guaranty is deemed illegal or unenforceable, all other terms, restrictions and circumstances subject hereto shall remain unaffected to the extent permitted by law; and if any application of any term, restriction or covenant to any person or circumstances is deemed illegal, the application of such term, restriction or covenant to other persons and circumstances shall remain unaffected to the extent permitted by law.

                                            Regency's Parent:

                          REGENCY HEALTH SERVICES, INC.
                             a Delaware corporation

                                        By:      ______________________________
                                                     Richard Matros
                                    President